CURO Group Holdings Corp. Reports
Second Quarter 2023 Financial Results

-Gross loans receivables increased 3.7% sequentially to $2.1 billion-
-Total revenue of $209.2 million-
-Operating expenses declined 8.5% sequentially to $108.1 million-
-Net charge-off normalizes at 13%-

Chicago, Illinois--August 3, 2023 - CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, omni-channel consumer finance company serving consumers in the U.S. and Canada, today announced financial results for its second quarter ended June 30, 2023.

“We delivered solid results in the second quarter as we continued to execute on all facets of our core business,” said Doug Clark, Chief Executive Officer. “Our fundamentals continued to gradually improve, with revenue, net charge-offs, gross loans receivable and expenses all matching or exceeding our expectations. As we look ahead, despite ongoing macro challenges, we are encouraged by opportunities present in both the U.S. and Canada while remaining mindful to balance future growth with further improving our bottom line. Our extensive industry experience, investments in automation and strong consumer demand for our products position us well for long term growth and shareholder value creation.”

Second Quarter 2023 Consolidated Summary Results

•Gross loans receivable increased 3.7% sequentially to $2.1 billion, primarily driven by sequential increases in Canada POS Lending and Direct Lending Revolving LOC Loans of 6.9% and 2.5%, respectively.

•Net revenue of $129.6 million, down 11.5% sequentially, primarily driven by a higher provision for loan loss expense related to the increase in charge offs and Allowance for loan loss build due to loans receivable growth and change in macroeconomic conditions.

•Total operating expenses declined 8.5% sequentially, to $108.1 million, primarily related to one-time restructuring charges of $10.0 million recognized in the first quarter of 2023.

•Net loss of $59.3 million ($1.45 per share) compared with Net loss of $59.5 million ($1.46 per share) for the first quarter of 2023. The $0.2 million improvement was primarily driven by favorable decreases of $18.4 million in provision for income taxes and $10.1 million in total operating expenses, partially offset by lower net revenue and a $7.2 million increase in Interest expense due to the new term loan secured in May 2023 as well as increased utilization of non-recourse revolving credit facilities and $8.9 million of extinguishment and modification costs arising from the second quarter's debt transactions.

•Net charge-off rate increased 150 bps, sequentially to 13.0%, returning to normalized rates from the temporary lower rates we saw in our Direct Lending brands in Canada after the policy change we made in the first quarter of 2023. The Company's 91+ days delinquency ratio remained flat sequentially at 3.2%.

	As of or for the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Delinquency and Loss Ratios	2023	2023	2022	2022	2022
31-60 days delinquency ratio	1.9%	1.8%	1.9%	2.5%	2.4%
61-90 days delinquency ratio	1.3%	1.5%	1.3%	1.5%	1.8%
91+ days delinquency ratio	3.2%	3.2%	2.6%	2.6%	2.0%
Net charge-offs	13.0%	11.5%	14.8%	13.2%	24.0%

Funding and Liquidity

As of June 30, 2023, principal debt balances outstanding were $2.8 billion, consisting of 69.2% of fixed rate or hedged variable rate debt and 30.8% of non-hedged variable rate debt.

As of June 30, 2023, available capital resources were approximately $361.9 million, comprised of $111.3 million in unrestricted Cash and cash equivalents, $176.7 million in unused borrowing capacity and $74.0 million of unencumbered Gross loans receivable.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a leading consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of diversified data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate under a number of brands including Cash Money®, LendDirect®, Flexiti®, Heights Finance, Southern Finance, Covington Credit, Quick Credit and First Heritage Credit.
Conference Call
CURO will host a conference call to discuss these results at 8:30 a.m. Eastern Time on Thursday, August 3, 2023. The live webcast of the call can be accessed at the CURO Investor Relations website at http://ir.curo.com/.
You may access the call at 1-416-764-8658 (Toll free: 1-888-396-8049; Conference ID: 82661841). Please ask to join the CURO Group Holdings call. An archived version of the webcast will be available on the CURO Investors website for 90 days.
Final Results
The financial results presented and discussed herein are on a preliminary and unaudited basis; final unaudited data will be included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023.

Table 1 - Consolidated Statements of Operations

(in thousands, except per share data, unaudited)	Three Months Ended,
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2023	2023	2022	2022	2022

Revenue
Interest and fees revenue	$178,986	$179,437	$181,605	$180,515	$278,331
Insurance and other income	30,257	30,036	35,593	33,605	26,073
Total revenue	209,243	209,473	217,198	214,120	304,404
Provision for losses	79,598	62,932	94,849	78,399	129,546
Net revenue	129,645	146,541	122,349	135,721	174,858
Operating Expenses
Salaries and benefits	61,346	64,805	66,067	53,413	82,427
Occupancy	11,267	11,672	12,114	12,827	17,507
Advertising	2,131	2,175	3,692	5,244	12,707
Direct operations	15,466	13,092	11,832	11,729	20,293
Depreciation and amortization	9,141	9,021	8,337	9,499	8,672
Other operating expense	8,796	17,433	24,002	23,645	18,787
Total operating expenses	108,147	118,198	126,044	116,357	160,393
Other expense (income)
Interest expense	66,101	58,943	54,978	50,149	42,193
Loss from equity method investment	2,134	3,413	1,932	2,309	1,328
Goodwill impairment	—	—	145,241	—	—
Extinguishment or modification of debt costs	8,864	—	689	3,702	—
Loss on change in fair value of contingent consideration	—	2,728	—	(11,354)	4,014
Gain on sale of business	—	2,027	—	(68,443)	—
Miscellaneous expenses	1,435	—	—	—	—
Total other expense (income)	78,534	67,111	202,840	(23,637)	47,535
Income (loss) before income taxes	(57,036)	(38,768)	(206,535)	43,001	(33,070)
Provision (benefit) for income taxes	2,291	20,703	(20,142)	17,348	(6,990)
Net (loss) income	$(59,327)	$(59,471)	$(186,393)	$25,653	$(26,080)

Basic (loss) earnings per share	$(1.45)	$(1.46)	$(4.60)	$0.63	$(0.65)
Diluted (loss) earnings per share	$(1.45)	$(1.46)	$(4.60)	$0.63	$(0.65)

Weighted average common shares outstanding:
Basic	41,002	40,783	40,488	40,479	40,376
Diluted	41,002	40,783	40,488	40,835	40,376

Table 2 - Consolidated Balance Sheets

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands, unaudited)	2023	2023	2022	2022	2022
ASSETS
Cash and cash equivalents	$112,531	$54,935	$73,932	$45,683	$37,394
Restricted cash	109,484	123,282	91,745	144,020	97,465
Gross loans receivable	2,139,865	2,062,829	2,087,833	1,894,427	1,592,815
Less: Allowance for loan losses	(272,615)	(259,959)	(122,028)	(102,743)	(90,286)
Loans receivable, net	1,867,250	1,802,870	1,965,805	1,791,684	1,502,529
Income taxes receivable	20,854	20,100	21,918	13,469	46,450
Prepaid expenses and other	44,518	47,295	53,057	65,167	25,370
Property and equipment, net	28,418	29,867	31,957	37,402	38,752
Investment in Katapult	18,368	20,502	23,915	25,848	28,157
Right of use asset - operating leases	56,021	54,597	61,197	64,683	64,602
Deferred tax assets	54,102	53,474	49,893	31,986	23,993
Goodwill	277,069	276,487	276,269	424,292	352,990
Intangibles, net	133,947	127,387	123,677	120,345	113,130
Other assets	22,275	10,991	15,828	12,774	8,558
Assets held for sale (1)	—	—	—	—	338,779
Total Assets	$2,744,837	$2,621,787	$2,789,193	$2,777,353	$2,678,169
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	$78,343	$85,875	$73,827	$66,723	$81,423
Deferred revenue	36,793	33,227	32,259	25,111	23,425
Lease liability - operating leases	56,585	55,468	62,847	66,370	67,339
Contingent consideration related to acquisition	18,499	18,128	16,884	15,770	30,354
Income taxes payable	788	—	—	—	4
Accrued interest	39,306	20,090	38,460	18,048	34,970
Debt	2,772,872	2,627,263	2,607,314	2,449,316	2,189,431
Other long-term liabilities	10,016	10,552	11,736	11,563	12,146
Deferred tax liabilities	8	—	—	—	12,360
Liabilities held for sale (1)	—	—	—	—	111,137
Total Liabilities	$3,013,210	$2,850,603	$2,843,327	$2,652,901	$2,562,589
Total Stockholders' (Deficit) Equity	(268,373)	(228,816)	(54,134)	124,452	115,580
Total Liabilities and Stockholders' (Deficit) Equity	$2,744,837	$2,621,787	$2,789,193	$2,777,353	$2,678,169

(1) Assets held for sale and Liabilities held for sale represent the balance, as of June 30, 2022, for assets and liabilities, respectively, associated with the sale of the Legacy U.S. Direct Lending Business, which closed in July 2022.

Table 3 - Consolidated Portfolio Performance

(in thousands, except percentages, unaudited)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022(1)
Gross loans receivable
Revolving LOC	$1,385,152	$1,314,695	$1,284,515	$1,129,387	$1,128,372
Installment loans	754,713	748,134	803,318	765,040	652,468
Total gross loans receivable	$2,139,865	$2,062,829	$2,087,833	$1,894,427	$1,780,840

Lending Revenue
Revolving LOC	$86,703	$84,225	$81,170	$77,037	$96,582
Installment loans	92,283	95,212	100,435	103,478	181,749
Total lending revenue	$178,986	$179,437	$181,605	$180,515	$278,331

Lending Provision
Revolving LOC	$42,932	$30,106	$46,745	$41,787	$40,435
Installment loans	35,171	31,139	46,442	33,510	86,484
Total lending provision	$78,103	$61,245	$93,187	$75,297	$126,919

NCOs (2)
Revolving LOC	$32,786	$17,953	$35,387	$30,907	$33,945
Installment loans	35,483	41,078	38,168	31,372	71,056
Total NCOs	$68,269	$59,031	$73,555	$62,279	$105,001

NCO rate (annualized) (2) (3)
Revolving LOC	9.7%	5.6%	11.6%	10.8%	12.8%
Installment loans	18.9%	21.5%	19.6%	17.6%	44.8%
Total NCO rate	13.0%	11.5%	14.8%	13.2%	24.0%

ACL rate (4) (5)
Revolving LOC	13.6%	13.3%	6.1%	6.0%	6.7%
Installment loans	11.2%	11.3%	5.4%	4.6%	8.1%
Total ACL rate	12.7%	12.6%	5.8%	5.4%	6.7%

31+ days past-due rate (4)
Revolving LOC	5.6%	5.5%	3.3%	4.1%	4.1%
Installment loans	8.1%	8.2%	9.6%	10.2%	9.2%
Total past-due rate	6.5%	6.5%	5.8%	6.6%	6.1%

(1) Includes loan balances and activity classified as Held for Sale.
(2) NCOs include $0.5 million and $10.3 million, for the three months ended September 30, 2022 and June 30, 2022, respectively, related to the purchase accounting fair value discount, which are excluded from provision.

(3) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable; then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(4) We calculate (i) Allowance for credit losses ("ACL") rate and (ii) 31+ days past-due rate as the respective totals divided by gross loans receivable at each quarter end.
(5) We adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" on January 1, 2023, which requires us to estimate the lifetime expected credit loss on financial instruments. Our previous model required the recognition of credit losses when it was probable that a loss had been incurred.

Table 4 - Direct Lending Segment - Operating Income / (Loss)

(in thousands, unaudited)	Three Months Ended,
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2023	2023	2022	2022	2022

Total revenue	$167,016	$169,368	$181,925	$186,409	$281,251
Provision for losses	63,755	48,364	77,724	65,020	123,584
Net revenue	103,261	121,004	104,201	121,389	157,667
Total operating expenses	91,285	103,151	111,632	102,840	143,965
Segment operating income (loss)	$11,976	$17,853	$(7,431)	$18,549	$13,702

Table 5 - Direct Lending Segment - Portfolio Performance

(in thousands, except percentages, unaudited)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022(1)
Gross loans receivable
Revolving LOC	$472,902	$461,443	$451,077	$439,117	$501,209
Installment loans	754,713	748,133	803,318	765,041	652,467
Total gross loans receivable	$1,227,615	$1,209,576	$1,254,395	$1,204,158	$1,153,676

Lending Revenue
Revolving LOC	$49,483	$49,092	$49,915	$52,461	$75,736
Installment loans	92,283	95,212	100,435	103,478	181,748
Total lending revenue	$141,766	$144,304	$150,350	$155,939	$257,484

Lending Provision
Revolving LOC	$27,089	$15,539	$29,620	$28,408	$34,472
Installment loans	35,171	31,139	46,442	33,511	86,485
Total lending provision	$62,260	$46,678	$76,062	$61,919	$120,957

NCOs (2)
Revolving LOC	$21,780	$6,234	$26,715	$24,793	$30,408
Installment loans	35,483	41,078	38,168	29,783	43,661
Total NCOs	$57,263	$47,312	$64,883	$54,576	$74,069

NCO rate (annualized) (2) (3)
Revolving LOC	18.7%	5.5%	23.8%	20.9%	25.0%
Installment loans	18.9%	21.5%	19.3%	16.7%	27.7%
Total NCO rate	18.8%	15.6%	20.9%	18.4%	26.5%

ACL rate (4) (5)
Revolving LOC	26.6%	25.6%	8.4%	7.9%	9.3%
Installment loans	11.2%	11.3%	5.4%	4.6%	6.9%
Total ACL rate	17.1%	16.8%	6.5%	5.8%	7.9%

31+ days past-due rate (4)
Revolving LOC	8.5%	8.4%	4.1%	5.1%	5.8%
Installment loans	8.1%	8.2%	9.6%	10.2%	9.7%
Total past-due rate	8.3%	8.3%	7.6%	8.3%	8.0%

(1) Includes loan balances and activity classified as Held for Sale.
(2) NCOs include $0.5 million and $10.3 million, for the three months ended September 30, 2022 and June 30, 2022, respectively, related to the purchase accounting fair value discount, which are excluded from provision.

(3) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable, then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(4) We calculate (i) ACL rate and (ii) 31+ days past-due rate as the respective totals divided by gross loans receivable at each quarter end.
(5) We adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" on January 1, 2023, which requires us to estimate the lifetime expected credit loss on financial instruments. Our previous model required the recognition of credit losses when it was probable that a loss had been incurred.

Table 6 - Canada POS Lending Segment - Operating Income

(in thousands, unaudited)	Three Months Ended,
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2023	2023	2022	2022	2022

Total revenue	$42,227	$40,105	$35,273	$27,711	$23,153
Provision for losses	15,843	14,568	17,125	13,379	5,962
Net revenue	26,384	25,537	18,148	14,332	17,191
Total operating expenses	16,862	15,047	14,412	13,518	16,428
Segment operating income	$9,522	$10,490	$3,736	$814	$763

Table 7 - Canada POS Lending Segment - Portfolio Performance

(in thousands, except percentages, unaudited)	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Revolving LOC
Gross loans receivable	$912,250	$853,253	$833,438	$690,270	$627,163
Lending revenue	$37,220	$35,133	$31,255	$24,575	$20,847
Lending provision	$15,843	$14,568	$17,125	$13,379	$5,963
NCOs	$11,006	$11,719	$8,672	$6,114	$3,537
NCO rate (annualized) (1)	5.0%	5.6%	4.4%	3.6%	2.4%
ACL rate (2) (3)	6.8%	6.7%	4.9%	4.8%	4.5%
31+ days past-due rate (2)	4.0%	3.9%	2.9%	3.6%	2.8%
(1) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable and then annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(2) We calculate (i) ACL rate and (ii) 31+ days past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.
(3) We adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" on January 1, 2023, which requires us to estimate the lifetime expected credit loss on financial instruments. Our previous model required the recognition of credit losses when it was probable that a loss had been incurred.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters, such as future financial and operational performance, including our belief in the drivers of creating long term growth and shareholder value. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” "anticipate," “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: risks relating to the uncertainty of projected financial and operational information and forecasts, including errors in our internal forecasts; our ability to manage growth; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or health conditions or events; actions of regulators and the impact of those actions on our business; our ability to successfully integrate acquired businesses; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Investor Relations:
Email: IR@curo.com
(CURO-NWS)